                                                                   EXHIBIT 3(a)






                            ARTICLES OF INCORPORATION
                                       OF
                              ATLAS RESOURCES, INC.

                                                                  Exhibit 3(a)

                                                                    688825

                          Commonwealth of Pennsylvania
                               Department of State

To All to Whom These Presents Shall Come, Greeting:

         Whereas, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a

                          CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law, and

         Whereas, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as

                              ATLAS RESOURCES, INC

         Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist perpetually and shall be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.


                                 Given under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 9th day of July in the year of our Lord one thousand nine hundred and seventy-nine and of the Commonwealth the two hundred and fourth

                                            /s/ Ethel D. Allen, D.O.
                                            ------------------------------------
                                                   Secretary of the Commonwealth


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Filed this 9th day of July 1979
Commonwealth of Pennsylvania
Department of State

/s/ Ethel D. Allen, D.O.


Secretary of the Commonwealth
================================================================================
                                           688825
Articles of                   COMMONWEALTH OF PENNSYLVANIA
Incorporation--                     DEPARTMENT OF STATE
Domestic Business Corporation       CORPORATION BUREAU

         In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P. S.
Section 1204) the undersigned desiring to be incorporated as a business corporation, hereby certifies (certify) that:

1. The name of the corporation is ATLAS RESOURCES, INC.

2. The location and post office address of the initial registered office of the corporation in this Commonwealth is: 311 Rouser Road, Coraopolis, Pennsylvania 15108

3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: To engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under this act.

4. The term for which the corporation is to exist is perpetual.

5. The aggregate number of shares which the corporation shall have authority to issue is: Five Hundred (500) shares of capital stock without par value.

6. The name and post office address of each incorporator and the number and class of shares subscribed by such incorporator(s) is (are):

                                                                  Number and
       Name                     Address                         Class of Shares
  Ira S. Pimm, Jr.       2225 Land Title Building                       1
                         Philadelphia, PA 19110

     IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation this 5th day of July, 1979.


                          (SEAL)        /s/ Ira S. Pimm, Jr.      (SEAL)
-------------------------               -------------------------

                                                                  (SEAL)
                                        -------------------------

                          COMMONWEALTH OF PENNSYLVANIA
                               DEPARTMENT OF STATE
                               CORPORATION BUREAU

Articles of Incorporation
Domestic Business Corporation

         In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S.
Section 1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies that:

         1. The name of the corporation is

                          ATLAS RESOURCES, INC.

         2. The location and post office address of the initial registered office of the corporation in this Commonwealth is: 311
Rouser Road, Coraopolis, Pennsylvania 15108.

         3. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: To engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under this act.

         4. The term for which the corporation is to exist is perpetual.

         5. The aggregate number of shares which the corporation shall have authority to issue is: Five Hundred (500) shares of capital stock without par value.
         6. The name and post office address of each incorporator and the number and class of shares subscribed by such incorporator is:

         Name                      Address                         Number and
                                                                 Class of Shares
   Ira S. Pimm, Jr.          2225 Land Title Building                    1
                             Philadelphia, PA 19110

         IN TESTIMONY WHEREOF, the incorporator has signed and sealed these Articles of Incorporation this 5th day of July, 1979.

                                              IRA S. PIMM, JR  (SEAL)
                                              ----------------

                           Filed this 9th day of July, 1979.
                           Commonwealth of Pennsylvania
                           Department of State
                           ETHEL D. ALLEN, D.O.
                           Secretary of the Commonwealth

                          COMMONWEALTH OF PENNSYLVANIA

                               DEPARTMENT OF STATE

         TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

         WHEREAS, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a

                          CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law.

         AND WHEREAS, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as ATLAS RESOURCES, INC.

         THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist perpetually and shall be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.





                                         GIVEN  under my Hand and the Great Seal
                                                of the Commonwealth, at the City
                                                of Harrisburg, this 9th day of
SEAL OF THE STATE OF                            July, in the year of our Lord
   PENNSYLVANIA                                 one thousand nine hundred and
                                                seventy-nine and of the
                                                Commonwealth the two hundred and
                                                fourth.

                                                ETHEL D. ALLEN, D.O.

                                                Secretary of the Commonwealth